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                                                                    EXHIBIT 99.1


[NORTHERN BORDER PARTNERS, L.P. LOGO]            News       13710 FNB Parkway
                                                 Release    Omaha, NE 68154-5200

                                                 For Further Information
                                                 Contact:

                                                 Media Contact:
                                                 Beth Jensen
                                                 (402) 492-3400

                                                 Investor Contact:
                                                 Ellen Konsdorf
                                                 Lisa Couillard
                                                 (877) 208-7318


NORTHERN BORDER PARTNERS, L.P. ANTICIPATES
HIGHER SECOND QUARTER 2004 EARNINGS
AND SCHEDULES EARNINGS CALL

FOR IMMEDIATE RELEASE:  Monday, July 12, 2004

      OMAHA - Northern Border Partners, L.P. (NYSE - NBP) anticipates second quarter 2004 net income will exceed its previous forecasts and will be in the range of $33 million to $34 million or $0.66 to $0.67 per unit.

      The projected higher results for second quarter are due primarily to increased volumes in the Partnership's gathering and processing segment, particularly in the Williston Basin; higher natural gas and gas liquids prices in the Williston Basin; strong performance by the interstate pipeline segment; and favorable accrual adjustments related to O&M and property taxes.

      "We are pleased with our strong financial performance and are currently evaluating whether the higher second quarter results will justify an upward revision to our full-year 2004 guidance," said Bill Cordes, chairman and chief executive officer of Northern Border Partners. "We plan to discuss this in more detail during our earnings conference call on Tuesday, July 27."
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         Northern Border Partners, L.P. will hold its quarterly earnings conference call to discuss second quarter 2004 results and 2004 outlook on Tuesday, July 27, 2004 at 10:00 a.m. Eastern time (9:00 a.m. Central time). The call may be accessed via the Partnership's website at http://www.northernborderpartners.com. An audio replay of the call will be available through August 3, 2004 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11002414.

      Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.



This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; our ability to settle with the Fort Peck Tribes on rights-of-way and tax issues and to recover the associated costs in pipeline rates; the rate of development, gas quality, and competitive conditions in gas fields near the Partnership's natural gas gathering systems in the Powder River and Williston Basins and its investments in the Powder River and Wind River Basins; regulatory actions and receipt of expected regulatory clearances; renewal of the coal slurry transportation contract under favorable terms; competitive conditions in the overall natural gas and electricity markets; performance of contractual obligations by the shippers; prices of natural gas and natural gas liquids; regulation under the Public Utility Holding Company Act of 1935, including the inability to or a delay in obtaining requisite approvals for activities not pre-approved or exempted; developments in the voluntary petition for bankruptcy including Bankruptcy Court approval of the sale of CrossCountry Energy, LLC and the outcome of Enron's Chapter 11 process; actions by rating agencies; our ability to renegotiate gathering contracts with producers; our ability to complete acquisitions or growth projects and their future performance; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.